UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 St Johns Lane, Floor 5 New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 890-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Closing of Over-Allotment Option

As previously reported on a Current Report on Form 8-K of Atlantic Coastal Acquisition Corp. (the “Company”), on March 8, 2021, the Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company (the “Warrants”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. The Company had granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On April 23, 2021, the Underwriters purchased an additional 4,500,000 Units (the “Over-Allotment Units”) pursuant to the over-allotment option, generating gross proceeds of $45,000,000.

As previously reported on a Current Report on Form 8-K of the Company, on March 8, 2021, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 5,466,667 Warrants (the “Private Placement Warrants”) to Atlantic Coastal Acquisition Management LLC (the “Sponsor”) at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $8,200,000. In connection with the closing of the purchase of the Over-Allotment Units, the Company sold an additional 600,000 Private Placement Warrants to the Sponsor at a price of $1.50 per warrant, generating an additional $900,000 in gross proceeds.

In addition, the 8,625,000 shares of Class B common stock of the Company (the “Founder Shares”) held by the initial stockholders (prior to the exercise of the over-allotment option) included an aggregate of up to 1,125,000 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not fully exercised. Since the underwriters fully exercised the over-allotment option, none of the Founder Shares held by the Sponsor were forfeited.

An audited balance sheet as of March 8, 2021 reflecting receipt of the net proceeds from the initial public offering and the sale of the private placement warrants on March 8, 2021, but not the proceeds from the sale of the over-allotment units on April 23, 2021, had been prepared by the Company and previously filed on a Current Report on Form 8-K on March 12, 2021.

Separation of Units

On April 23, 2021, the Company announced that the holders of the Company’s Units may elect to separately trade the shares of Class A Common Stock and Warrants included in the Units commencing on April 26, 2021. Any Units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ACAHU.” Any underlying shares of Class A common stock and warrants that are separated will trade on Nasdaq under the symbols “ACAH” and “ACAHW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A common stock and warrants.

A copy of the press release (i) in connection with the closing of the full exercise of the underwriters’ over-allotment option and (ii) announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 23, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2021

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Shahraab Ahmad
Name:	Shahraab Ahmad
Title:	Chief Executive Officer